AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2005

                                                    Registration No.: 333-127666

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDIS TECHNOLOGIES LTD.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     13-3669062
     (State of incorporation)                          (I.R.S. Employer
                                                    Identification Number)

                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 935-8484
   (Address and telephone number of registrant's principal executive offices)

                     ROBERT K. LIFTON, CHAIRMAN OF THE BOARD
                             MEDIS TECHNOLOGIES LTD.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 935-8484
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              IRA I. ROXLAND, ESQ.
                              STEPHEN E. FOX, ESQ.
                        SONNENSCHEIN NATH & ROSENTHAL LLP
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                                 (212) 768-6700
                               FAX: (212) 768-6800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           --------------------------

     Pursuant to Rule 429 promulgated under the Securities Act of 1933 ("Rule 429"), the prospectus forming a part of this Registration Statement on Form S-3 also relates to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-116360), effective April 15, 2005. The prospectus forming a part of the Registration Statement on such Post-Effective Amendment, pursuant to Rule 429, relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-63874), effective on July 17, 2001, the Registrant's Registration Statement on Form S-4 to Form S-3 (Registration No. 333-107801), effective on October 17, 2003, the Registrant's Registration Statement on Form S-3 (Registration No. 333-112623), effective on February 13, 2004, and the Registrant's Registration Statement on Form S-3 to Form S-1 (Registration No. 333-73276), effective on November 26, 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this Registration Statement:

              Filing Fee..................................           $   728
              Legal Fees and Expenses.....................             6,000*
              Accounting Fees and Expenses................             4,000*
              Printing Expenses...........................             1,000*
              Miscellaneous Expenses......................             3,000*
              Total.......................................           $15,000*

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* Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's Bylaws provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

ITEM 16. EXHIBITS

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT

4.1                 Restated Certificate of Incorporation of Registrant(1)

4.2                 Restated Bylaws of Registrant(1)

4.3 Form of certificate evidencing shares of common stock of Registrant(1)

5.1                 Opinion of Sonnenschein Nath & Rosenthal LLP

23.1                Consent of Kost, Forer, Gabbay & Kasierer*

23.2                Consent of Ernst & Young LLP*

23.3 Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

24.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement)*

----------
*    Previously filed with this Registration Statement.



(1) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-83945) of Registrant and incorporated herein by reference.



ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 6, 2005, 2005.

                                      MEDIS TECHNOLOGIES LTD.



                                      By: /s/ Robert K. Lifton
                                          ------------------------------------
                                          Robert K. Lifton
                                          Chairman and Chief Executive Officer

                                 ---------------

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                                           DATE


/s/ Robert K. Lifton               Chairman of the Board, Chief Executive
------------------------           Officer and Secretary (Principal Executive
Robert K. Lifton                   Officer)                                        September 6, 2005

/s/ Howard Weingrow
------------------------           President, Treasurer and Director               September 6, 2005
Howard Weingrow

       *                           Senior Vice President-Business Development
------------------------           and Director                                    September 6, 2005
Jacob S. Weiss

       *                           Senior Vice President-Finance and Chief
------------------------           Financial Officer (Principal Financial
Israel Fisher                      Officer)                                        September 6, 2005

       *                           Senior Vice President and Controller
------------------------           (Principal Accounting Officer)                  September 6, 2005
Michael S. Resnick

       *
------------------------           Director                                        September 6, 2005
Amos Eiran

       *
------------------------           Director                                        September 6, 2005
Zeev Nahmoni


       *
------------------------           Director                                        September 6, 2005
Jacob E. Goldman

       *
------------------------           Director                                        September 6, 2005
Philip Weisser

       *
------------------------           Director                                        September 6, 2005
Mitchell H. Freeman

       *
------------------------           Director                                        September 6, 2005
Steve Barnett



* Robert K. Lifton, pursuant to Powers of Attorney (executed by each of the directors and officers listed above and indicated by signing above, and filed with the Securities and Exchange Commission), by signing his name, does hereby sign and execute this amendment to the Registration Statement on behalf of each of the persons referenced above.

September 6, 2005
                                                     /s/ Robert K. Lifton
                                                     -----------------------